UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2005

SMITHFIELD FOODS, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-15321	52-0845861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Commerce Street Smithfield, Virginia	23430
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 365-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02 Results of Operations and Financial Condition.

On November 30, 2005, the Registrant issued a press release announcing its earnings for the second quarter of fiscal 2006, which ended October 30, 2005. The information contained in the press release and the appendix thereto, which is attached as Exhibit 99.1 to this report, is incorporated herein by reference.

The Registrant reported Pork segment operating profit of $27.7 million in the second quarter of fiscal 2006. Excluding pretax charges totaling $16.3 million in connection with the restructuring of the Registrant’s east coast pork processing operations, Pork segment operating profits for the quarter would have been $44 million. The Registrant presented the Pork segment operating profits excluding the plant restructuring charges because it believes it is more meaningful information for the users of the financial statements.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c)	Press release, dated as of November 30, 2005, announcing the Registrant’s earnings for the second quarter of fiscal 2006, which ended October 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITHFIELD FOODS, INC.

Date: November 30, 2005	/s/ Daniel G. Stevens
Daniel G. Stevens Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1	Press release, dated as of November 30, 2005, announcing the Registrant’s earnings for the second quarter of fiscal 2006, which ended October 30, 2005.